UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 24, 2019 (May 22, 2019)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 22, 2019, Quanta Services, Inc. (the “Company” or “Quanta”) received notice that Jesse E. Morris would be resigning from his roles as Executive Vice President – Finance and President – Infrastructure Solutions of Quanta to pursue another career opportunity. Mr. Morris’s resignation was not associated with or attributable to any disagreement with the Company, including without limitation, any matter relating to the Company’s operations, policies or practices.

(e)    Incentive Plan. On May 23, 2019, at the 2019 Annual Meeting of Stockholders of Quanta Services, Inc., Quanta’s stockholders approved the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Omnibus Plan”). Quanta’s Board of Directors (the “Board”) previously adopted and approved the 2019 Omnibus Plan on March 21, 2019, subject to stockholder approval.

The 2019 Omnibus Plan provides for the award of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”), stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Employees, directors, officers, advisors or consultants of Quanta or its affiliates are eligible to participate in the 2019 Omnibus Plan, as are prospective employees, directors, officers, consultants or advisors of Quanta who have agreed to serve Quanta in those capacities. The 2019 Omnibus Plan, subject to certain adjustments, will authorize no more than the sum of (i) 7,000,000 shares of common stock of the Company, $0.00001 par value per share (“Common Stock”), plus (ii) such number of shares of Common Stock that remained available for awards under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Plan”) as of the date of approval by the stockholders of the 2019 Omnibus Plan. In addition, any shares subject to outstanding awards pursuant to the 2011 Omnibus Plan that are forfeited, cancelled, expired or settled in cash after May 23, 2019 will be added to the maximum amount of shares available for issuance under the 2019 Omnibus Plan. No further awards will be made under the 2011 Omnibus Plan.

A summary of the principal terms of the 2019 Omnibus Plan is included in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 12, 2019 (the “2019 Proxy Statement”) under the caption “Proposal 4. Approval of Quanta Services Inc. 2019 Omnibus Equity Incentive Plan,” which description is incorporated herein by reference. The foregoing description of the 2019 Omnibus Plan is qualified in its entirety by reference to the complete text of the 2019 Omnibus Plan, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Form Award Agreements. On May 22, 2019, the Compensation Committee of the Board (the “Compensation Committee”) also approved, subject to stockholder approval of the 2019 Omnibus Plan, the terms of certain forms of award agreements to be used in connection with grants of RSUs and performance stock units (“PSUs”) to employees and consultants of the Company or its affiliates and grants of RSUs to non-employee directors of the Company pursuant to the 2019 Omnibus Plan.

The form of RSU award agreement for employees and consultants, including executive officers, provides that RSUs will be settled in shares of Common Stock at the end of the applicable vesting period (less any shares of Common Stock withheld to satisfy payroll and other tax withholding obligations). During the participant’s continuous service with the Company or an affiliate of the Company, RSUs will vest in three equal annual installments beginning on the applicable vesting date designated in the award agreement. The participant will also be entitled to receive a cash dividend equivalent payment with respect to each share of Common Stock underlying an RSU award, which is payable only to the extent the RSUs vest and are settled. Upon any termination of the participant’s continuous service before all of the RSUs become vested, all unvested RSUs as of the termination date will be forfeited, except that unvested RSUs will become vested (i) upon the death of the participant during the participant’s continuous service or (ii) upon the occurrence of a Change in Control (as defined in the 2019 Omnibus Plan) during the participant’s continuous service.

The form of RSU award agreement for non-employee directors provides that RSUs will be settled in shares of Common Stock, or if elected by the director, in a combination of cash and Common Stock, at the end of the applicable vesting period. The RSUs will vest in full on the applicable vesting date designated in the award agreement. The director will also be entitled to receive a cash dividend equivalent payment with respect to each share of Common Stock underlying an RSU award, which is payable only to the extent the RSUs vest and are settled. Upon any termination of the director’s board service before all of the RSUs become vested, all unvested RSUs as of the termination date will be forfeited, except that unvested RSUs will become vested (i) upon the death of the director during the director’s board service, (ii) upon the termination of the director’s board service as a result of not being nominated for or elected to a new term as a director, (iii) upon the director’s resignation at the request and for the convenience of the board other than for cause, or (iv) upon the occurrence of a Change in Control during the director’s board service.

The form of PSU award agreement to be used in connection with grants of PSUs to certain employees, including executive officers, of the Company or its affiliates contemplates a target number of PSUs and provides that the number of PSUs to be earned may range from 0% to 200% of the target number, depending upon whether and to what extent performance goals comprised of one or more performance criteria approved by the Compensation Committee have been achieved over a three-year performance period. Following the performance period, upon determination by the Compensation Committee (the “Determination Date”) with respect to the achievement of performance goals and the resulting number of PSUs earned, the Company will issue to the participant a corresponding number of shares of Common Stock (less any shares withheld to satisfy payroll and other tax withholding obligations). The participant will also be entitled to receive a cash dividend equivalent payment with respect to each share of Common Stock underlying earned PSUs. Upon any termination of the participant’s continuous service prior to the Determination Date, all unearned PSUs as of the date of termination of service will be forfeited, except that upon the death of the participant during the participant’s continuous service or upon the occurrence of a Change in Control during the participant’s continuous service, a number of PSUs will become earned, and a corresponding number of shares of Common Stock will be issued, based on the achievement of performance goals as of the date of the participant’s death or the Change in Control, as applicable, and the forecasted achievement of such goals for the remainder of the performance period, as determined by the Compensation Committee.

The foregoing descriptions of the forms of award agreements for grants of RSUs and PSUs pursuant to the 2019 Omnibus Plan are qualified in their entirety by reference to the forms of award agreements, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    On May 23, 2019, Quanta held its 2019 Annual Meeting of Stockholders.

(b)    The final voting results for the items that were presented for stockholder approval, recommendation or ratification at the annual meeting are set forth below. These items related to each proposal described in detail in the 2019 Proxy Statement. All results presented below reflect the voting power of the Company’s Common Stock.

Election of Directors (Item 1)

The following nine director nominees were elected as directors of the Company to serve one-year terms expiring at the 2020 Annual Meeting of Stockholders. The vote totals for each director are set forth in the table below:

Nominee:	For	Against	Abstain	Broker Non-Votes
Earl C. (Duke) Austin, Jr.	113,688,003	920,872	57,904	11,469,113
Doyle N. Beneby	111,729,537	2,877,315	59,927	11,469,113
J. Michal Conaway	111,297,025	3,306,311	63,443	11,469,113
Vincent D. Foster	113,117,690	1,491,703	57,386	11,469,113
Bernard Fried	112,429,226	2,175,660	61,893	11,469,113
Worthing F. Jackman	113,153,807	1,449,108	63,864	11,469,113
David M. McClanahan	113,437,405	476,272	753,102	11,469,113
Margaret B. Shannon	106,629,568	7,982,311	54,900	11,469,113
Pat Wood, III	111,159,318	3,449,766	57,695	11,469,113

Advisory Vote on Executive Compensation (Item 2)

The advisory resolution approving the Company’s executive compensation as set forth in the 2019 Proxy Statement was approved, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
111,727,963	2,763,619	175,197	11,469,113

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 3)

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was ratified, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
124,466,183	1,583,825	85,884	—

Approval of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (Item 4)

The 2019 Omnibus Plan was approved, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
69,612,211	44,918,575	135,993	11,469,113

Item 8.01	Other Events

On May 24, 2019, Quanta issued a press release announcing that its Board of Directors declared a cash dividend to holders of Common Stock in the amount of $0.04 per share. The dividend will be paid on July 15, 2019 to stockholders of record as of the close of business on July 1, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

10.2	Form of RSU Award Agreement for awards to employees/consultants pursuant to the 2019 Omnibus Equity Incentive Plan

10.3	Form of RSU Award Agreement for awards to non-employee directors pursuant to the 2019 Omnibus Equity Incentive Plan

10.4	Form of PSU Award Agreement for awards to employees/consultants pursuant to the 2019 Omnibus Equity Incentive Plan

99.1	Press Release of Quanta Services, Inc. dated May 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2019	QUANTA SERVICES, INC.

	By:	/s/ Donald C. Wayne
		Name:	Donald C. Wayne
		Title:	Executive Vice President and General Counsel